UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2011

Hines Global REIT, Inc.
__________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On March 11, 2011, a subsidiary of the Company, acquired all of the share capital of Sofina Properties Limited ("Sofina"), for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, England.

On March 17, 2011, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of Stonecutter Court. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Stonecutter Court, London, England—For the Year Ended December 31, 2010

Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

May 27, 2011	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom (collectively, “ Stonecutter”) for the year ended December 31, 2010. This Historical Summary is the responsibility of Stonecutter’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Stonecutter’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of Stonecutter’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses of Stonecutter discussed in Note 2 to the Historical Summary for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
May 27, 2011

STONECUTTER, LONDON, UNITED KINGDOM
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2010

Year Ended December 31, 2010
Revenues:
Rental revenue	$9,912,973
Other revenue	256,688
Total revenues	10,169,661
Certain Operating Expenses:
Utilities	109
Ground lease rent expense	309,266
Repairs and maintenance	4,682
Cleaning services	2,711
Insurance	256,688
Legal and professional services	21,482
Total certain operating expenses	594,938
Revenues in excess of certain operating expenses	$9,574,723

See accompanying notes to statement of revenues and certain operating expenses.

STONECUTTER, LONDON, UNITED KINGDOM
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2010

(1) Organization

On March 11, 2011, Hines Global REIT Holdco Sárl, a wholly-owned subsidiary of Hines Global REIT Properties, LP, which is a subsidiary of Hines Global REIT, Inc. (“Hines Global” or the “Company”) acquired all of the share capital of Sofina Properties Limited ("Sofina"), a British Virgin Islands entity. Sofina owns Stonecutter Court (“Stonecutter"), a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter was constructed in 1995 and consists of 152,829 square feet (unaudited) of rentable area that is 100% leased to three tenants.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of Stonecutter, exclusive of interest income and interest expense, early lease termination fees, management fees, tax consulting fees, depreciation and amortization, and taxes on vacant space, which may not be comparable to the corresponding amounts, reflected in the future operations of Stonecutter.

In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consisted of normal recurring items.

(3) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4) Significant Accounting Policies

    (a) Revenue Recognition

Stonecutter’s operations consist of rental revenue earned from the tenants under leasing arrangements which provide for minimum rent, rent escalations and charges to tenants for their pro rata share of insurance costs.  The leases with the tenants are gross leases, and have been accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the life of the lease including rent holidays, if any, which resulted in rental revenue in excess of contractual rent of $162,742 for the year ended December 31, 2010.

    (b) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

   (c) International Operations

The Great British Pound is the functional currency for Stonecutter. The Historical Summary of Stonecutter has been translated into U.S. dollars for reporting purposes using the average exchange rate for the period.

STONECUTTER, LONDON, UNITED KINGDOM
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(5) Rental Revenue

The aggregate annual minimum future cash payments on non-cancelable operating leases in effect as of December 31, 2010 are as follows:

Year ended December 31:	Amount
2011	$9,939,149
2012	10,009,478
2013	10,015,380
2014	10,040,406
2015	9,926,587
Thereafter	33,832,618
Total	$83,763,618

Total minimum future cash payments represent the annual base rent that tenants are required to pay under the terms of their leases in effect at December 31, 2010, exclusive of charges for insurance costs. There were no contingent rents for the year ended December 31, 2010.

Of the total rental revenue for the year ended December 31, 2010, 97% was earned from a tenant in the accounting industry whose lease expires in 2019.  Stonecutter did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the year ended December 31, 2010.

(6) Commitments and Contingencies

Stonecutter Court is subject to a ground lease, which expires on March 11, 2091. Although the lease provides for periodic rent reviews, which may increase payments over the term of the lease, ground lease expense accrues on a straight-line basis. The fixed future minimum ground lease payments for each of the years ended December 31, 2011 through December 31, 2015 and for the period thereafter is $309,266 annually. Ground lease expense for the year ended December 31, 2010, was $309,266.

*****

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic Industrial Park	April 27, 2011	$72.8 million

On March 11, 2011, a subsidiary of the Company, acquired all of the share capital of Sofina Properties Limited ("Sofina"), for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. The Seller, Shalati Investments Limited, is not affiliated with Hines Global or its affiliates. The net purchase price for Stonecutter Court was £90.9 million, ($146.8 million assuming a rate of $1.61 per GBP based on the closing date) exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering along with £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the closing date) of debt financing.

The unaudited pro forma consolidated balance sheet assumes the acquisition of Stonecutter Court occurred on December 31, 2010. The unaudited pro forma consolidated statement of operations assumes that the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark, Fifty South Sixth and Stonecutter Court occurred on January 1, 2010.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of Stonecutter Court are preliminary and subject to change.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park, a nine building industrial complex of 748,578 square feet located in Moscow, Russia. The financial statements of FM Logistic Industrial Park are required to be filed on or before July 13, 2011. As a result, no adjustments have been included in the unaudited pro forma consolidated balance sheet or statement of operations related to FM Logistic.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2010
(In thousands, except per share amounts)

	December 31, 2010	Adjustments for Stonecutter Court Acquisition		Pro Forma
ASSETS
Investment property, net	$449,029	$91,846	(a)	$540,875
Cash and cash equivalents	146,953	(54,752)	(a)	92,201
Restricted cash	348	—		348
Interest rate swap contracts, net	2,765	—		2,765
Tenant and other receivables	7,876	—		7,876
Intangible lease assets, net	161,036	55,497	(a)	216,533
Deferred leasing costs, net	622	—		622
Deferred financing costs, net	6,502	920	(c)	7,422
Other assets	553	—		553
Total Assets	$775,684	93,511		$869,195
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$13,622	—		$13,622
Due to affiliates	2,167	3,855	(c)	6,022
Intangible lease liabilities, net	5,926	581	(a)	6,507
Other liabilities	8,020	—		8,020
Interest rate swap contracts	38	—		38
Distributions payable	3,231	—		3,231
Notes payable	378,295	92,010	(b)	470,305
Total liabilities	411,299	96,446		507,745

Commitments and Contingencies	—	—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2010	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 41,287 common shares issued and outstanding as of December 31, 2010	41	—		41
Additional paid-in capital	350,561	—		350,561
Accumulated deficit	(25,873)	(2,935)	(c)	(28,808)
Accumulated other comprehensive income	1,347	—		1,347
Total stockholders’ equity	326,076	(2,935)		323,141
Noncontrolling interests	38,309	—		38,309
Total Equity	364,385	(2,935)		361,450
Total Liabilities and Equity	$775,684	93,511		$869,195

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Stonecutter Court, assuming it had occurred on December 31, 2010.  The net purchase price was £90.9 million ($146.8 million assuming a rate of $1.61 per GBP as of the acquisition date), which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by using proceeds from the Company’s current public offering and £57.0 million ($92.0 million assuming a rate of $1.61 per GBP as of the acquisition date) mortgage loan.  Pro forma adjustments related to the purchase price allocation of Stonecutter Court are preliminary and subject to change.

(b)	To record the pro forma effect of permanent financing related to the Company’s acquisition of Stonecutter Court, assuming it was in place by December 31, 2010.

(c)	To record the pro forma effect of the Company's 2% acquisition fee ($2.9 million) and 1% financing fee (approximately $920,000) related to the acquisition of Stonecutter Court.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

	Year Ended December 31, 2010	Adjustments for Stonecutter Court Acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$23,158	$10,396	(a)	$45,281	(g)	$78,835
Other revenue	1,716	268	(a)	3,815	(g)	5,799
Total revenues	24,874	10,396		49,096		84,634
Expenses:
Property operating expenses	5,832	1,459	(a)	11,597	(g)	18,888
Real property taxes	1,280	—	(a)	5,085	(g)	6,365
Property management fees	626	111	(a)	1,275	(g)	2,012
Depreciation and amortization	16,029	8,803	(a)	27,704	(g)	52,536
Acquisition related expenses	15,678	—		(15,192)	(b)	486
Asset management and acquisition fees	11,236	821	(e)	(7,795)	(e)	4,262
General and administrative expenses	1,866	—		—		1,866
Total expenses	52,547	11,194		22,674		86,415
Income (loss) before other income (expenses) and provision for income taxes	(27,673)	(530)		26,422		(1,781)
Other income (expenses):
Gain on interest rate swap contracts	2,800	—		—		2,800
Other gains (losses)	39	(4)		(4)		31
Interest expense	(6,035)	(4,978)	(c)	(11,517)	(c)	(22,530)
Interest income	110	—		60		170
Income (loss) before provision for income taxes	(30,759)	(5,512)		14,961		(21,310)
Provision for income taxes	(657)	—	(a)	(697)	(g)	(1,354)
Net income (loss)	(31,416)	(5,512)		14,264		(22,664)
Net (income) loss attributable to noncontrolling interests	5,951	—		(3,929)	(d)	2,022
Net income (loss) attributable to common stockholders	$(25,465)	$(5,512)		$10,335		$(20,642)
Basic and diluted loss per common share:	$(1.30)					$(0.71)
Weighted average number common shares outstanding	19,597			9,437	(f)	29,034

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Stonecutter Court (based on its historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

(b)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth.

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2010 related to its acquisitions of the Brindleyplace Project, Hock Plaza, Southpark, Fifty South Sixth and Stonecutter Court as follows:
  On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.89% through multiple 5-year swaps with Eurohypo.
  On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.
  On October 19, 2010, the Company assumed an $18.0 million note related to the acquisition of Southpark.  At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of $720,000, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The adjustment for Southpark includes amortization of the fair value adjustment related to the assumed mortgage for Southpark.
  On November 4, 2010, the Company entered into a $95.0 million mortgage with PB Capital Corporation related to the acquisition of Fifty South Sixth. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, which was entered into with PB Capital Corporation. The initial maturity date for the loan is November 4, 2015, and the Company has the option to extend the term for two additional one-year periods. The loan is secured by a first priority lien on Fifty South Sixth.
  On March 11, 2011 Sofina entered into a £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the transaction date) mortgage Landesbank Baden-Württemberg (“LBBW”) related to the acquisition of Stonecutter Court. The loan matures on March 11, 2016, with the option to extend the maturity date by one year, and has a floating interest rate of LIBOR plus 2.08%. However, the floating portion of the interest rate was effectively fixed at 2.71% through a five-year interest rate swap agreement, which Sofina entered into with LBBW. The loan further provides for quarterly installments for the repayment of principal of £313,500 ($506,055 assuming a rate of $1.61 per GBP).  Principal and interest payments began on April 15, 2011 and are due quarterly through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium if it is repaid in the first four years, and is prepayable at par thereafter. Pursuant to the loan documents, the loan is secured by a mortgage and related security interests in Stonecutter Court and is non-recourse with respect to the Company.

(d)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(e)
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark, Fifty South Sixth and Stonecutter Court had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2010 related to these acquisitions.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (g), less amounts received from the financing activities described in (c) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Twelve Months Ended December 31, 2010
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
$255,503

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	29,034
Less: Historical weighted average common shares outstanding	(19,597)
9,437

(g)
To record the pro forma effect of the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth (based on their historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(1)  Investment Properties Acquired After January 1, 2010

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 32 tenants.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants.

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet that is 100% leased to one tenant. The financial statements of FM Logistic are required to be filed on or before July 13, 2011. As a result, no adjustments have been included in the unaudited pro forma consolidated balance sheet or statement of operations related to FM Logistic.

The unaudited pro forma consolidated balance sheet assumes that the acquisition of Stonecutter Court occurred on December 31, 2010. The unaudited pro forma consolidated statement of operations assumes that all acquisitions described above, except FM Logistic Industrial Park, occurred on January 1, 2010.